Exhibit 99.1

For Immediate Release	Contact:	Mona J. Walsh (Investors)
Edelman
212-704-4598
mona.walsh@edelman.com
Kellie Hotz (Media Inquiries)
Edelman
312-240-2701
kellie.hotz@edelman.com

CRYO-CELL INTERNATIONAL, INC. REPORTS RESULTS

FOR FISCAL 2007

Oldsmar, FL – February 11, 2008 – Cryo-Cell International, Inc. (OTC Bulletin Board Symbol: CCEL) (the “Company”), one of the world’s largest and most established family cord blood banks, today announced results for fiscal 2007.

Consolidated revenues for the fiscal year ended November 30, 2007 were approximately $17.5 million, up 2% from approximately $17.2 million for the fiscal year ended November 30, 2006. The Company reported a net loss in fiscal 2007 of approximately ($5.0 million), or ($0.43) per basic common share, compared to net loss of approximately ($2.8 million), or ($0.24) per basic common share, in fiscal 2006. The increase in the net loss in fiscal 2007 resulted from a 9% increase in cost of sales, a 12% increase in marketing, general and administrative expenses and a 12% increase in research and development expenses in fiscal 2007 over fiscal 2006.

The increase in cost of sales during the 2007 period was in part due to expenses associated with the Company’s introduction of umbilical cord blood (U-Cord) service enhancements, including return shipping by a medical courier for all new U.S. customers, and an increase in cord blood collection reimbursements. Marketing, general and administrative expenses primarily represent expenses associated with previously announced strategic initiatives to strengthen the resources allocated to sales and marketing. Also, included in marketing, general and administrative expenses in fiscal 2007 was approximately $874,000 in professional fees associated with a proxy contest and subsequent claim filed by a dissident shareholder group and approximately $266,000 in stock option compensation which is the result of the Company’s adoption of FASB Statement No. 123(R).

In addition, expenses in fiscal 2007 included approximately $545,000 in research and development expenses related to the Company’s expenses for its efforts to commercialize its technology for the procurement, isolation, processing and cryopreservation of maternal placental stem cells (MPSCs), and for the commercialization of the Company’s new C’elleSM menstrual stem cell technology.

The Company recognized approximately $951,000 in licensee income for the fiscal year ended November 30, 2007, compared to approximately $927,000 for the fiscal year ended November 30, 2006. Licensee income for the twelve months ended November 30, 2007 and November 30, 2006 included approximately $255,000 and $149,000, respectively, of non-recurring income recognized on the payment of the second installment for the India license agreement. The remaining $696,000 and $778,000 for the twelve month periods represents royalty income from license agreements outside the United States and the sale of sublicense agreements.

As of November 30, 2007, the Company had approximately $4.4 million in available cash, cash equivalents, marketable securities and other investments, and no long-term debt.

In a major strategic development on November 1, 2007, the Company announced its discovery of novel stem cell technology and its launch of the C’elle (pronounced “C-L”) service, the world’s first-ever commercial service allowing women to cryopreserve their own menstrual stem cells. C’elle menstrual stem cells are adult stem cells but with many properties associated with both embryonic stem cells and mesenchymal stem cells (a highly potent adult stem cell in therapeutic use today derived from connective tissue). C’elle menstrual stem cells have demonstrated the capability in preliminary research to differentiate into other cell types, such as nervous system, heart, bone, fat and cartilage cells. The Company believes C’elle menstrual stem cells will have a significant impact on regenerative medicine. The C’elle service is based on Cryo-Cell’s intellectual property, for which patent applications are pending, related to the procurement, processing, isolation, cryo-preservation and composition of matter related to these unique menstrual stem cells. The Company has executed collaborative research agreements with several leading stem cell researchers who are studying C’elle menstrual stem cells in various pre-clinical models from diabetes and heart disease to stroke.

“Fiscal year 2007 was both challenging and pivotal for Cryo-Cell”, stated Mercedes Walton, Chairman and CEO. “As we leveraged our solid competitive position and advanced our strategic and operational platform, the Company made the bold decision to forsake continued near-term profitability to invest in the long-term growth of the business by repositioning the U-Cord® service; expanding sales and marketing; and achieving product diversification. In addition, we believe that the possible decline in discretionary consumer spending along with the expanded presence of public cord blood banks in FY07, may have adversely affected unit growth for the Company as well as the private cord blood industry overall. We believe that the near-term impact of our strategic growth initiatives on 2007 earnings will be offset on a long-term basis by increased future revenues from superior-quality core products and an enhanced market positioning.

“Coupled with our recently announced R&D agreement with Saneron CCEL Therapeutics to develop regenerative therapies utilizing C’elle menstrual stem cell technology, Cryo-Cell is now uniquely positioned to become a leader in the market to develop potential therapies for debilitating neurological disorders that impact millions of patients.” Ms. Walton continued, “Despite the challenges we have faced in recent periods, we remain steadfast in the development and diversification of our core product line and advancing plans to commercialize the novel technologies to be found in Cryo-Cell’s portfolio of intellectual property. We believe that Cryo-Cell is solidly positioned to significantly improve the Company’s performance and build shareholder value in the coming periods.”

About Cryo-Cell International, Inc.

Based in Oldsmar, Florida, with over 150,000 clients worldwide, Cryo-Cell is one of the largest and most established family cord blood banks. ISO 9001:2000 certified and accredited by the AABB, Cryo-Cell operates in a state-of-the-art Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP)-compliant facility. Cryo-Cell is a publicly traded company. OTC Bulletin Board Symbol: CCEL. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit www.cryo-cell.com. For more information about C’elle visit http://www.celle.com.

Forward-Looking Statement

Statements wherein the terms “believes”, “intends”, “projects” or “expects” as used are intended to reflect “forward-looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include the uncertainty of market acceptance of any potential service offerings relating to types of stem cells other than cord blood stem cells, including the C’elle service, given that menstrual stem cells and other new stem cells have not yet been used in human therapies, and treatment applications using such stem cells are not likely to be developed and commercialized for many years and are subject to further research and development and publication of scientific research; the need for additional development and testing before determining the ultimate commercial value of the Company’s intellectual property relating to the menstrual stem cells; the need to complete certain developments, including completion of clinical validation and testing, before any new process other than the C’elle service can be commercialized, and to complete the Company’s development of its final business and economic model in offering any such service; the need for continued significant marketing expenditures in connection with the umbilical cord blood stem cell business; any adverse effect or limitations caused by recent increases in government regulation of stem cell storage facilities; any increased competition in our business; any decrease or slowdown in the number of people seeking to store umbilical cord blood stem cells or decrease in the number of people paying annual storage fees; any adverse impacts on our revenue or operating margins due to the costs associated with increased growth in our business, including the possibility of unanticipated costs relating to the operation of our new facility; any technological breakthrough or medical breakthrough that would render the Company’s business of stem cell preservation obsolete; any material failure or malfunction in our storage facilities; any natural disaster such as a tornado, other disaster (fire) or act of terrorism that adversely affects stored specimens; the costs associated with defending or prosecuting litigation matters and any material adverse result from such matters; decreases in asset valuations; any negative consequences resulting from deriving, shipping and storing specimens at a second location; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company.